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                                                                     Exhibit 4.9



                          SECOND SUPPLEMENTAL INDENTURE

               THIS SECOND SUPPLEMENTAL INDENTURE, is entered into as of July 18, 2003, by and between Developers Diversified Realty Corporation, an Ohio corporation (the "Company"), and National City Bank, a national banking association organized and existing under the laws of the United States, as trustee (the "Trustee").

               WHEREAS, the parties entered into the Indenture dated as of May 1, 1994 (as supplemented by a First Supplemental Indenture dated as of May 10, 1995, the "Indenture"), relating to the Company's senior debt securities;

               WHEREAS, the Company has made a request to the Trustee that the Trustee join with it, in accordance with Section 901 of the Indenture, in the execution of this Second Supplemental Indenture to add a covenant for the sole benefit of Holders of the Company's $300,000,000 principal amount 4.625% Notes Due 2010 (the "Designated Securities");

               WHEREAS, the Company and the Trustees are authorized to enter into this Second Supplemental Indenture; and

               NOW, THEREFORE, the Company and the Trustee agree as follows:

                    Section 1. RELATION TO INDENTURE. This Second Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture and the Securities issued thereunder shall continue in full force and effect.

                    Section 2. CAPITALIZED TERMS. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

                    Section 3. DEFINITIONS. Section 101 of the Indenture is amended by adding the following definitions:

               "TOTAL ASSETS" as of any date means the sum of (i) Undepreciated Real Estate Assets and (ii) all other assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles (but excluding intangibles and trade receivables related to rent and other charges derived from leases with tenants) after eliminating intercompany accounts and transactions.

               "SECURED DEBT" means, without duplication, Debt that is secured by a mortgage, trust deed, deed of trust, deed to secure Debt, security agreement, pledge, conditional sale or other title retention agreement, capitalized lease, or other like agreement granting or conveying security title to or a security interest in real property or other tangible asset(s). Secured Debt shall be deemed to be incurred (i) on the date the obligor thereon creates, assumes, guarantees or otherwise becomes liable in respect thereof if it is secured in the manner described in the preceding sentence on such date or (ii) on the date the obligor thereon first secures




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                such Debt in the manner described in the preceding sentence if such Debt was not so secured on the date it was incurred.

                    Section 4. LIMITATIONS ON INCURRENCE OF SECURED DEBT. The following is inserted into the Indenture as Section 1015:

          Section 1015. LIMITATIONS ON INCURRENCE OF SECURED DEBT. So long as any of the Designated Securities remain outstanding, the Company will not, and will not permit any Subsidiary to, incur any Secured Debt, if immediately after giving effect to the incurrence of such Secured Debt and the application of the proceeds from such Secured Debt, the aggregate amount of all of the Company's and its Subsidiaries' outstanding Secured Debt on a consolidated basis is greater than 40% of the sum of (i) the Company's Total Assets as of the end of the calendar quarter covered in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Securities Exchange Act of 1934, with the Trustee) prior to the incurrence of such additional Secured Debt and (ii) the increase, if any, in Total Assets from the end of such quarter including, without limitation, any increase in Total Assets caused by the application of the proceeds of additional Debt.

                    Section 5. WAIVER OF CERTAIN COVENANTS. Section 1014 of the Indenture is deleted in its entirety and replaced with the following:

                 Section 1014. WAIVER OF CERTAIN COVENANTS. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1004 to 1011, inclusive, and
                 Section 1015 if before or after the time for such compliance the Holders of at least a majority in principal amount of all outstanding Securities thereby affected, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                    Section 6. COUNTERPARTS. This Second Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

                    Section 7. GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

                    Section 8. CONCERNING THE TRUSTEE. The Trustee shall not be responsible for any recital herein (other than the third recital as it appears as it applies to the Trustee) as such recitals shall be taken as statements of the Company, or the validity of the



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          execution by the Company of this Second Supplemental Indenture. The
          Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

















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          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:                                       DEVELOPERS DIVERSIFIED REALTY
                                              CORPORATION


/s/ Jerry M. Cyncynatus

Jerry M. Cyncynatus                           By:   /s/ David M. Jacobstein
Title: Assistant Secretary                       ------------------------------
                                                Name:  David M. Jacobstein
                                                Title: President and Chief
                                                       Operating Officer


Attest:                                       NATIONAL CITY BANK, as Trustee



     /s/ Illegible                            By:   /s/ James Schultz
---------------------------                      -------------------------------
Title: Vice President                           Name: James Schultz
                                                Title: Vice President
















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STATE OF OHIO        )
                     )    SS:
COUNTY OF CUYAHOGA   )

          On the 18th day of July, 2003, before me personally came David M. Jacobstein, to me known, who, being by me duly sworn, did depose and say that he resides at Beachwood, Ohio, that he is the President and Chief Operating Officer of DEVELOPERS DIVERSIFIED REALTY CORPORATION, one of the corporations described in and which executed the foregoing instrument and that he signed his name thereto by authority of the Board of Directors of said corporation.

[Notarial Seal]

                                      /s/ Tammy Battler
                                      ------------------------------
                                      Notary Public
                                      COMMISSION EXPIRES

                                      Tammy Battler
                                      Notary Public, State of Ohio
                                      Recorded in Cuyahoga Cty.
                                      My Comm Expires 9-26-06






STATE OF OHIO        )
                     )    SS:
COUNTY OF CUYAHOGA   )

          On the 18th day of July, 2003, before me personally came James Schultz, to me known, who, being by me duly sworn, did depose and say that he resides at Cleveland, Ohio, that he is the Vice President of NATIONAL CITY BANK, one of the corporations described in and which executed the foregoing instrument and that he signed his name thereto by authority of the Board of Directors of said corporation.

[Notarial Seal]

                                      /s/ Theresa Thompson
                                      ------------------------------
                                      Notary Public
                                      COMMISSION EXPIRES

                                      Theresa Thompson
                                      Notary Public, State of Ohio, Cuy. Cty.
                                      My Commission Expires Mar. 27 2006

















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